[*] = Certain information in this document has been excluded as such information is not material and is the type of information that the Company treats as private or confidential.

Exhibit 10.2

SECOND AMENDMENT TO TERMINATION AND LICENSE AGREEMENT

THIS SECOND AMENDMENT TO TERMINATION AND LICENSE AGREEMENT (the “Second Amendment”) is made and entered into as of December 21, 2016 by and between Merck Sharp & Dohme Corp., a New Jersey corporation with a place of business at One Merck Drive, Whitehouse Station, NJ 08889 (“Merck”) and SCYNEXIS, Inc., a Delaware corporation with a principal place of business at 101 Hudson Street, Suite 3610, Jersey City, NJ 07302 (“Scynexis”).

RECITALS

WHEREAS, Scynexis and Merck are parties to a Termination and License Agreement dated as of May 24, 2013 (collectively the “Original Agreement”);

WHEREAS, the Parties entered into to a letter agreement dated as of December 3, 2014, which amends the terms for payment of certain milestones under Section 5 of the Agreement (the “First Amendment”; the Original Agreement as amended by the First Amendment are collectively referred to herein as the “Agreement”); and

WHEREAS, the Parties desire to enter into this Second Amendment to amend or clarify the provisions of Section 5 on the timing of payment of certain milestone payments under the Agreement.

NOW, THEREFORE, Merck and Scynexis hereby agree as follows:

1.
Definitions. Unless otherwise defined herein, capitalized terms used in this Second Amendment have the meanings assigned thereto in the Agreement.

2.
New Trials.

a.
Scynexis is seeking to initiate (i) a dose ranging trial identified as SCY-078-302 and entitled “A Multicenter, Randomized, Double-blind Phase II-III Study Comparing SCY-078 [Intravenous followed by Oral] to Standard-of-Care [Intravenous followed by Oral] for Candidemia and Invasive Candidiasis Using an Adaptive Design Approach” (the “IC Phase 2/3 Trial”) and (ii) a trial identified as SCY-078-301 and entitled “Open-Label Study to Evaluate the Efficacy and Safety of SCY-078 in Patients with Invasive Fungal Infections that are Refractory to or Intolerant of Standard Antifungal Treatment (FURII)” (the “rIFI Trial”).

b.
The IC Phase 2/3 Trial is an adaptive design trial that is intended to commence as a Phase II Clinical Trial that can convert to a Phase III Clinical Trial.

c.
The rIFI Trial, depending on results and data obtained, may, with the agreement of the FDA to accept the data, satisfy the requirements of a registration trial.

3.
Timing of Milestone Payment under Section 5.1(b). Under Section 5.1(b) of the Agreement, a milestone payment of [*] is due upon Initiation of the first Phase III Clinical Trial for Product. For context with respect to this Second Amendment, (a) Initiation is defined in the Agreement as the administration of the first dose to a patient or subject in a Clinical Trial; and (b) a Phase III Clinical Trial is defined in the Agreement as a controlled or uncontrolled human clinical trial relating to Product. The Parties hereby agree as follows with respect to the IC Phase 2/3 Trial and the rIFI Trial:

(i)
The IC Phase 2/3 Trial shall not be considered a Phase III Clinical Trial for purposes of Section 5.1(b) and it shall not considered to be Initiated for purposes of Section 5.1(b) until such time as the occurrence of both (a) the final dose of SCY-078 has been identified; and (b) the first patient in the single SCY-078 arm is dosed.

(ii)
The rIFI Trial shall not be considered a Phase III Clinical Trial for purposes of Section 5.1(b) until such time as the FDA agrees in writing to accept data from the rIFI Trial as sufficient for registration and preparation of an NDA submission; provided, however, that upon such FDA acceptance the rIFI Trial shall be considered to be Initiated.

4.
Notices. Section 9.4 of the Agreement is amended to replace the notice contacts for Merck and Scynexis as follows:

If to Merck, to: Business Development & Licensing, MRL

Merck Sharp & Dohme Corp.

2000 Galloping Hill Road

Kenilworth, NJ 07033

Attn.: VP, Business Development Transactions

LKR# 161815

Fax: 908-740-3148

With a copy to: Merck Sharp & Dohme Corp.

P.O. Box 100

One Merck Drive

Whitehouse Station, NJ 08889-0100

Attn: Office of the Secretary

Fax: (908-735-1246

LKR# 161815

If to Scynexis, to: SCYNEXIS, Inc.

101 Hudson Street, Suite 3610

Jersey City, NJ 07302

Attn.: President and CEO

Fax: 201-884-5490

5.
No Other Amendments. Except as amended hereby, the Agreement shall remain in full force and effect. Nothing herein shall modify Section 5.1(b) with respect to any Clinical Trial other than the IC Phase 2/3 Trial and the rIFI Trial as set forth herein. Any references to the Agreement after the date of this Second Amendment shall be deemed to refer to the Agreement as amended by this Second Amendment.

6.
Counterparts. This Second Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures to this Second Amendment may be provided by facsimile transmission or PDF file, which shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first above written.

MERCK SHARP & DOHME CORP. SCYNEXIS, INC.

By: /s/ Joanne M. Smith-Farrel By: /s/ Marco Taglietti

Name: Joanne M. Smith-Farrel, Ph.D. Marco Taglietti

Title: Vice President President and CEO

Business Development Transactions